UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 Or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2022

GB Sciences, Inc.
(Exact name of Registrant as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or organization)	000-55462 (Commission File Number)	59-3733133 (IRS Employer I.D. No.)

3550 W. Teco Avenue
Las Vegas, Nevada 89118
(Address of Principal Executive Offices) (Zip Code)

(866) 721-0297
Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

☐                    Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On August 25, 2022, the Registrant (the “Company”) issued options (the “Options”) to a total of seven persons which include the officers and directors of the Company, who will be instrumental in obtaining an up-listing of the common shares of the Company onto the NASDAQ Stock Market. The Options will vest on the effective date of the up-listing (the “Effective Date”), and will equal options sufficient to purchase 13% of the issued and outstanding common shares of the Company on a fully diluted basis, as of the Effective Date. The exercise price of one Option will equal 80% of the value of one share of common stock on the Effective Date.

The Options were not registered under the Act and were issued in reliance upon the exemption from registration contained in Section 4(2) of the Act. The securities, as well as the shares underlying the Options, may not be reoffered or sold in the United States by the holders in the absence of an effective registration statement, or valid exemption from the registration requirements of the Act.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GB Sciences, Inc. a Nevada corporation

Dated: August 30, 2022	By:	/s/ John Poss
John Poss
Chief Executive Officer